Exhibit 99.2

News Release

Contact:

GSI Commerce, Inc.

Corporate Marketing

610.491.7474

Fax: 610.265.2866

news@gsicommerce.com

GSI Commerce to Offer $100 Million Senior Convertible Notes

KING OF PRUSSIA, Pa., June 26, 2007 – GSI Commerce Inc. (Nasdaq: GSIC), a leading provider of e-commerce solutions, today announced the company intends to offer, subject to market and other considerations, $100 million aggregate principal amount of unsecured convertible senior notes due 2027 in a private offering under the Securities Act of 1933, as amended (the “Securities Act”). GSI also intends to grant the initial purchaser of the notes an over-allotment option to purchase up to $15 million aggregate principal amount of additional notes. The notes will be convertible under certain circumstances. Upon conversion of the notes, holders will receive, at GSI’s election, cash, shares of common stock or a combination of cash and shares of common stock.

The interest rate, conversion price and other terms of the notes will be determined by negotiations between GSI and the initial purchaser of the notes. GSI expects to use the proceeds for working capital and general corporate purposes, including possible acquisitions.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made by means of a private offering circular. The securities and the shares of GSI Commerce common stock issuable upon conversion of the convertible notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About GSI Commerce®

GSI Commerce is a leading provider of e-commerce solutions that enable retailers, branded manufacturers, entertainment companies and professional sports organizations to operate e-commerce businesses. We provide solutions for our partners through our integrated e-commerce platform, which is comprised of three components: technology, logistics and customer care, and marketing services. We provide e-commerce solutions for more than 60 partners.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “could,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule,” “designed,” “future” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain

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relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information, and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

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